Kyle L. Tingle CPA, LLC

PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

July 1, 2009

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC hereby consents to the incorporation by reference in the registration statements (Nos. 333-106624 & 333-85984) on Form S-8 of Searchlight Minerals Corp., of their report dated April 10, 2006, except for Note 2 which is October 23, 2006 and Notes 1, 3, 4, and 13 which is July 7, 2008, with respect to the balance sheet as of December 31, 2005 and the related statements of operations, stockholders' equity, and cash flows for the year then ended and the period January 14, 2000 (date of inception) through December 31, 2005. of Searchlight Minerals, Corp., in the Form 10-KSB Amendment No. 1 on form 10K/A with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts."

Very truly yours,

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 450 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com